EXHIBIT 23.1

                                      Smith
                                        &
                                     Company


           A Professional Corporation of Certified Public Accountants

September 30, 1999

Board of Directors
JustWebit.com, Inc.
Salt Lake City, Utah

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------

As independent public accountants for JustWebit.com, Inc., we hereby consent to the use of our report included in the annual report of such Company on Form 10-KSB for the year ended December 31, 1998 and dated August 23, 1999, as an exhibit to the Company's S-8 Registration Statement dated September 30, 1999.



                                                    Smith & Company
                                                    ----------------------------
                                                    Certified Public Accountants




         10 West 100 South, Suite 700 o Salt Lake City, Utah 84101-1554
              Telephone: (801) 575-8297 o Facsimile: (801) 575-8306
                       E-mail: smith&co@smithandcocpa.com
          Members: American Institute of Certified Public Accountants o
                Utah Association of Certified Public Accountants


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